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                                                                     Exhibit 5.1
                                                                     -----------

                                BAKER & MCKENZIE
                            2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201


                                 August 30, 2001

Board of Directors
New Visual Corporation
5920 Friars Road, Suite 104
San Diego, CA 92108

         Re:      New Visual Corporation (the "Company")

Ladies and Gentlemen:

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 2,500,000 shares of Common Stock, par value $.001 per share, of the Company (the "Stock"), which shares shall be issued on the exercise of stock options, or as restricted stock awards, unrestricted stock awards, performance stock awards, dividend equivalent rights and/or stock appreciation rights, as applicable, which may be granted pursuant to the Company's 2001 Stock Incentive Plan (the "Plan"), and (b) such additional shares of Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities").

         We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

         Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the applicable terms and conditions of the Plan and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                          Very truly yours,


                                                          /s/ Baker & McKenzie
                                                          Baker & McKenzie